CleanSpark Expands into International Markets

SALT LAKE CITY, February 13, 2019 /PRNewswire/ --CleanSpark, Inc. (CLSK), a microgrid company with advanced engineering, software and controls for innovative distributed energy resource (DER) and microgrid deployments today announced its first contract executed outside of the United States.

Costa Rica – Technical Consultant and Microgrid Control Vendor

CleanSpark has been awarded a contract to serve as the technical consultant for a large industrial park in Costa Rica. Services will include financial feasibility study, conceptual engineering, procurement and construction support, programming, testing, and commissioning of the system in partnership with a local EPC (Engineering Procurement and Construction) firm. CleanSpark earned this award through strong past performance and by leveraging its Microgrid Value Stream Optimizer (mVSO) to deliver unlevered returns exceeding 15% to the project’s owner. The contract also anticipates the deployment of CleanSpark’s mPulse DER Energy Manager Software to operate the microgrid after completion. The customer owns and operates several other industrial properties throughout the country.

“It’s refreshing to see local businesses committing to sustainability. Costa Rica, as a country has been a leader in renewable energy. The industrial sector has much to gain from microgrid solutions by way of cost avoidance, critical power support and improved power quality. We’re pleased mVSO has identified these opportunities, and we’re eager to deliver the benefits in the field” said CleanSpark’s Director of Analytics, Billy Gamboa.

Brazil – Executed Memorandum of Understanding for Iron Flow Battery Integration

Recently, CleanSpark has executed a MoU with VedantaESS, the exclusive Iron Flow Battery partner of ESS Inc. in Brazil, to offer a fully integrated solution tailored to the local market. VedantaESS will leverage CleanSpark’s mVSO software, which has already been used to analyze projects in the country for feasibility assessments. In addition, VedantaESS builds on the past experience of CleanSpark and ESS Inc. who have partnered to provide an innovative DC (Direct Current) coupled solar plus storage microgrid to the United States Marine Corps Base Camp Pendleton which will be commissioned in March. The MoU also contemplates CleanSpark’s inclusion with an existing development through VedantaESS which has been underway since 2017. CleanSpark will support the late stage development and incorporate its mPulse DER Energy Manager for ongoing operation of the project.

“Our partners in Brazil are quite bullish on local market opportunities and we’re pleased to be able to join a late stage development with our microgrid controller while also supporting their pipeline development with our advanced analytics capabilities,” said SVP of Projects for CleanSpark, Anthony Vastola.

Mexico – mVSO Delivers Attractive Results Applicable to Over 60,000 Customers

Mexico DER solutions are beginning to gain speed as power trading opportunities concurrently emerge over the border. CleanSpark was engaged by Viasyn, a California based energy services company, to employ mVSO and analyze a large industrial customer’s energy use in Tijuana.

“It's not an understatement to say that the work and results you have provided along the way have been invaluable for the project. Your visualizations in particular were very impactful, and in so doing, made the case for broader market opportunities within Mexico, in partnership with a multi-national utility participant and CleanSpark.” said RJ Shembs, VP of Business Development for Viasyn.

Currently, CleanSpark has incorporated several of Mexico’s popular industrial utility rates into its mVSO software, effectively covering 60,000 energy intensive users.

Enabling Broader Reach

“Expanding to serve international markets is a significant development for our cross-functional team. We are fortunate to be developing an ecosystem of reputable developers, installers, and storage vendors to support our deployments outside of our borders. Our knowledge and software products are delivering value to these partners while our solutions have resulted in trusted repeat business. We look forward to developing more partners, domestically and abroad in the coming year.” Said Matthew Schultz, CEO of CleanSpark.

About CleanSpark, Inc.

CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution for modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark’s customers include not only energy consumers but the distributed energy ecosystem at large including developers, installers, EPCs, IPPs (Independent Power Producers), and energy storage vendors.  CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal, deployment.

For more information on CleanSpark, please visit http://www.cleanspark.com.

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Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new

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